As filed with the Securities and Exchange Commission on July 24, 1998

                                                  Registration No. 333-31901
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                                     ----------

                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                               INTERIM SERVICES INC.
               -----------------------------------------------------
               (Exact name of registrant as specified in its charter)

        Delaware                                            36-3536544
--------------------------                             ---------------------
(State or other jurisdiction                           (I.R.S. Employer
of incorporation)                                      Identification No.)



                               INTERIM SERVICES INC.
                       1997 LONG-TERM EXECUTIVE COMPENSATION
                       AND OUTSIDE DIRECTOR STOCK OPTION PLAN
                       --------------------------------------
                                (Full title of plans)



                     John B. Smith, Esq., Senior Vice President
                               Interim Services Inc.
                              2050 Spectrum Boulevard
                           Ft. Lauderdale, Florida  33309
                      ----------------------------------------
                       (Name and address for agent of service)

                                   (954) 938-7600
                         ----------------------------------
                          (Telephone number, including area
                            code, for agent of service)

                            DEREGISTRATION OF SECURITIES

          On July 23, 1997, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 33-31901) (the "1997 Form S-8") registering 4,541,566 shares, adjusted for a two-for-one stock split in August 1997 (the "Stock Split") of the Registrant's Common Stock, par value $.01 per share, to be issued to participants in connection with the Registrant's 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan (the "1997 Plan"). The 1997 Plan was terminated after stock options representing an aggregate of 4,038,458 shares of Common Stock were issued to participants under the Plan. This Post-Effective Amendment No. 1 to Form S-8 is being filed to deregister 503,108 shares, as adjusted for the Stock Split, for which stock options have not been granted under the 1997 Plan.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 24th day of July, 1998.


                              INTERIM SERVICES INC.



                              By  /s/  Raymond Marcy
                                ------------------------------------------------
                                Raymond Marcy
                                President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                           Title                            Date
 ---------                           -----                            ----

   /s/  Raymond Marcy              President and Chief
--------------------------------   Executive Officer                  July 24, 1998
 Raymond Marcy


   /s/  John B. Smith              Executive Vice President and       July 24, 1998
--------------------------------   Chief Financial Officer
 Roy G. Krause
 John B. Smith, Attorney-in-Fact


   /s/  Mark Smith                 Vice President-Finance (Chief
--------------------------------   Accounting Officer) Director       July 24, 1998
 Mark Smith


   /s/  John B. Smith
--------------------------------   Director                           July 24, 1998
 Steven S. Elbaum
 John B. Smith, Attorney-in-Fact


   /s/  John B. Smith
--------------------------------   Director                           July 24, 1998
 William F. Evans
 John B. Smith, Attorney-in-Fact



   /s/  John B. Smith
--------------------------------   Director                           July 24, 1998
 Jerome B Grossman
 John B. Smith, Attorney-in-Fact


   /s/  John B. Smith
--------------------------------   Director                           July 24, 1998
 Cinda A. Hallman
 John B. Smith, Attorney-in-Fact


   /s/  John B. Smith
--------------------------------   Director                           July 24, 1998
 J. Ian Morrison
 John B. Smith, Attorney-in-Fact


   /s/  John B. Smith
--------------------------------   Director                           July 24, 1998
 A. Michael Victory
 John B. Smith, Attorney-in-Fact
